EXHIBIT 99.8

                                 AGREEMENT

                              Los Angeles, CA
                               April 12, 2001



     Capital International Global Emerging Markets Private Equity Fund, L.P. ("CIPEF"), Capital International Investments, LLC ("Capital Investments"), Capital International, Inc. ("Capital International") and Capital Group International ("CGII") hereby agree to file an amendment to their joint statement on Schedule 13D under the Securities Exchange Act of 1934 (the "Act") originally filed on December 27, 1999, in connection with their beneficial ownership of Common Stock issued by Golden Telecom Inc. This Agreement applies to the original Schedule 13D, as amended pursuant to Amendment No. 1 thereto filed on April 12, 2001, and any subsequent amendments thereto.

     CIPEF, Capital Investments, Capital International and CGII state that they are each eligible to report beneficial ownership on Schedule 13D pursuant to the Act.

     CIPEF, Capital Investments, Capital International and CGII are each responsible for the timely filing of the statement and any amendments thereto, and for the completeness and accuracy of the information concerning each of them contained therein, but are not responsible for the completeness or accuracy of the information concerning the others.

                   CAPITAL GROUP INTERNATIONAL, INC.

                   BY: /s/ Philip de Toledo (NHK)
                       ---------------------------------------------------
                       Name:  Philip de Toledo
                       Title: Senior Vice President


                   CAPITAL INTERNATIONAL, INC.

                   BY:  /s/ Christopher D. Chen (NHK)
                        -----------------------------------------------------
                        Name:  Christopher D. Chen
                        Title: Vice President


                   CAPITAL INTERNATIONAL INVESTMENTS, LLC
                   By:  Capital International, Inc.
                   Its: Managing Member


                   BY:  /s/ Christopher D. Chen (NHK)
                        -----------------------------------------------------
                        Name:  Christopher D. Chen
                        Title: Vice President


                   CAPITAL INTERNATIONAL GLOBAL EMERGING MARKETS
                     PRIVATE EQUITY FUND, L.P.
                   By:  Capital International Investments, LLC
                   Its: General Partner

                   By:  Capital International, Inc.
                   Its: Managing Member


                   BY:  /s/ Christopher D. Chen (NHK)
                        -----------------------------------------------------
                        Name:  Christopher D. Chen
                        Title: Vice President